EXHIBIT 21.1

                       SUBSIDIARIES OF IVAX CORPORATION(1)

                                                               JURISDICTION OF
         NAME OF SUBSIDIARY                                     ORGANIZATION
         ------------------                                    ---------------

         DOMESTIC


                  Baker Norton Pharmaceuticals, Inc.            Florida
                  Baker Norton U.S., Inc.                       Florida
                  Cummins Properties, Inc.                      Florida
                  D & N Holding Company                         Delaware
                  Diamedix Corporation                          Florida
                  DVM Pharmaceuticals, Inc.                     Florida
                  Flori Roberts, Inc.                           New Jersey
                  Goldcaps, Inc.                                Florida
                  Goldline Laboratories, Inc.                   Florida
                  Goldline Properties Florida, Inc.             Florida
                  Goldline Properties New York, Inc.            Florida
                  Immunovision, Inc.                            Florida
                  Ivax D Sub, LLC                               Delaware
                  IVAX Diagnostics, Inc.                        Florida
                  IVAX Industries, Inc.                         Delaware
                  IVAX Personal Care Products P.R., Inc.        Puerto Rico
                  IVAX Specialty Chemicals Sub, LLC             Delaware
                  Johnson Products Co., Inc.                    Florida
                  Johnson Products Export Sales, Inc.           Illinois
                  N Holding Company                             Delaware
                  Pet Technology Corp.                          Florida
                  Pralex Corporation                            Delaware
                  Zenith Goldline Dermatologicals, Inc.         Florida
                  Zenith Goldline Golden Glades, Inc.           Florida
                  Zenith Goldline Pharmaceuticals, Inc.         Florida
                  Zenith Goldline Shreveport, Inc.              Florida
                  Zenith Laboratories, Inc.                     Florida
                  Zenith Laboratories Caribe, Inc.              Delaware
                  Zenith Parenterals, Inc.                      New Jersey

                        SUBSIDIARIES OF IVAX CORPORATION
                                   (Continued)


                                                               JURISDICTION OF
         NAME OF SUBSIDIARY                                     ORGANIZATION
         ------------------                                    ---------------

         INTERNATIONAL

                  Alet Laboratorios S.A.E.C.I. y E.              Argentina
                  Baker Cummins Inc.                             Canada
                  Baker Norton Asia, Ltd.                        Hong Kong
                  Becpharm Limited                               England
                  Beijing JiAi Pharmaceuticals
                    Limited Liability Company(2)                 China
                  Delta Biologicals S.r.l.                       Italy
                  Elvetium S.A.                                  Argentina
                  Elvetium S.A.                                  Uruguay
                  Galena a.s.(3)                                 Czech Republic
                  IVAX Industries Canada, Inc.                   Canada
                  IVAX Industries UK, Ltd.                       England
                  IVAX International, B.V.                       Netherlands
                  Johnson Products Co. (UK) Limited              England
                  Kunming Baker Norton
                    Pharmaceutical Co. Ltd.(2)                   China
                  Norton Gelkaps Gelatine
                    Kapsel Produktion GmbH                       Germany
                  Norton Healthcare Limited                      England
                  Norton (Waterford) Limited                     Ireland
                  Norton Poland Sp. z. o. o.                     Poland
                  Pharmatop Limited                              England



----------------------
         (1) As of March 20, 1998. All subsidiaries are wholly-owned (directly or indirectly) unless otherwise indicated.
         (2)     Owned 50% by the Company.
         (3)     Owned 74% by the Company.